Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Sound Point Acquisition Corp I, Ltd

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(6)
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	457(a)	2,875,000 units	$10.00	$28,750,000	0.0000927	$2,665
N/A	Equity	Class A ordinary shares included as part of the units(3)	Other(4)	2,875,000 shares	—	—	—	—
N/A	Equity	Redeemable warrants included as part of the units(3)	Other(4)	1,437,500 warrants	—	—	—	—
Fees to be Paid	Equity	Class A ordinary shares underlying redeemable warrants(3)(5)	457(a)	1,437,500 shares	$11.50	$16,531,250	0.0000927	$1,533

	Total Offering Amounts						$45,281,250	$4,198

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$4,198

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-262354). Includes 375,000 units, consisting of 375,000 Class A ordinary shares and 187,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(6)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $362,250,000 on its Registration Statement on Form S-1, as amended (File No. 333-262354), which was declared effective by the Securities and Exchange Commission on March 1, 2022. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $45,281,250 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.